As filed with the Securities and Exchange Commission on August 21, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AXOVANT SCIENCES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	98-1333697
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 1, 3rd Floor 11-12 St. James’s Square London, SW1Y 4LB United Kingdom	Not Applicable
(Address of principal executive office)	(Zip Code)

Amended and Restated 2015 Equity Incentive Plan

(Full title of the plans)

Corporation Service Company
2711 Centerville Road
Wilmington, DE 19808
(866) 846-8765

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Frank F. Rahmani John T. McKenna Cooley LLP 3175 Hanover Street Palo Alto, CA 94303 (650) 843-5000	Gregory Weinhoff Chief Financial Officer Axovant Sciences, Inc. 11 Times Square, 33rd Floor New York, NY 10018 (212) 271-5392

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Shares, $0.00001 par value per share	7,966,000 shares	$22.14	$176,367,240	$20,441

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional common shares of the Registrant (“Common Shares”) that become issuable under the Axovant Sciences Ltd. Amended and Restated 2015 Equity Incentive Plan (the “2015 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding Common Shares.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The offering price per share and the aggregate offering price are based upon $22.14, which is the average of the high and low prices of the Common Shares as reported on the New York Stock Exchange on August 16, 2017.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Axovant Sciences Ltd. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 7,966,000 additional Common Shares under the 2015 Plan, of which (i) 4,000,000 Common Shares were added to the share reserve as approved by the Board of Directors on June 1, 2017 and by the shareholders at the Registrant’s Annual General Meeting on August 18, 2017, and (ii) 3,966,000 Common Shares were added to the share reserve, prior to the amendment of the 2015 Plan at the Annual General Meeting, pursuant to an annual automatic increase which occurred on April 1, 2017.

This Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8, filed with the Commission on December 30, 2016 (Registration No. 333-215386) and on August 11, 2015 (Registration No. 333-206300). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

ITEM 8.                 EXHIBITS.

Exhibit Number	Description
3.1(1)	Certificate of Incorporation.

3.2(2)	Memorandum of Association.

3.4(3)	Amended and Restated Bye-laws.

5.1	Opinion of Conyers Dill & Pearman Limited as to legality.

10.1(4)	Amended and Restated 2015 Equity Incentive Plan.

10.2(5)	Forms of Option Grant Notice and Option Agreement under 2015 Equity Incentive Plan, as amended.

10.3(6)	Form of Early Exercise Stock Purchase Agreement under 2015 Equity Incentive Plan, as amended.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.3	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page to this Registration Statement).

(1)              Previously filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-204073), filed with the Commission on May 11, 2015 and incorporated herein by reference.

(2)              Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-204073), filed with the Commission on May 11, 2015 and incorporated herein by reference.

(3)              Previously filed as Exhibit 3.4 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-204073), filed with the Commission on June 1, 2015 and incorporated herein by reference.

(4)              Previously filed as Appendix A to the Registrant’s definitive proxy statement, filed with the Commission on July 21, 2017 and incorporated herein by reference.

(5)              Previously filed as Exhibit 10.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-204073), filed with the Commission on May 22, 2015 and incorporated herein by reference.

(6)              Previously filed as Exhibit 10.3 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-204073), filed with the Commission on May 22, 2015 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 21, 2017.

AXOVANT SCIENCES LTD.

By:	/s/ Gregory Weinhoff
Gregory Weinhoff
Principal Financial Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Hung and Gregory Weinhoff, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David T. Hung, M.D.	Principal Executive Officer and Director	August 21, 2017
David T. Hung, M.D.

/s/ Gregory Weinhoff	Principal Financial Officer	August 21, 2017
Gregory Weinhoff

/s/ Michael Adasczik	Principal Accounting Officer	August 21, 2017
Michael Adasczik

/s/ Kathryn Falberg	Director	August 21, 2017
Kathryn Falberg

/s/ Patrick Machado	Director	August 21, 2017
Patrick Machado

/s/ Berndt Modig	Director	August 21, 2017
Berndt Modig

/s/ Ilan Oren	Director	August 21, 2017
Ilan Oren

/s/ Atul Pande, M.D.	Director	August 21, 2017
Atul Pande, M.D.

/s/ Vivek Ramaswamy	Director	August 21, 2017
Vivek Ramaswamy

/s/ W. Anthony Vernon	Director	August 21, 2017
W. Anthony Vernon

EXHIBIT INDEX

Exhibit Number	Description
3.1(1)	Certificate of Incorporation.

3.2(2)	Memorandum of Association.

3.4(3)	Amended and Restated Bye-laws.

5.1	Opinion of Conyers Dill & Pearman Limited as to legality.

10.1(4)	Amended and Restated 2015 Equity Incentive Plan.

10.2(5)	Forms of Option Grant Notice and Option Agreement under 2015 Equity Incentive Plan, as amended.

10.3(6)	Form of Early Exercise Stock Purchase Agreement under 2015 Equity Incentive Plan, as amended.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.3	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page to this Registration Statement).

(1)              Previously filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-204073), filed with the Commission on May 11, 2015 and incorporated herein by reference.

(2)              Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-204073), filed with the Commission on May 11, 2015 and incorporated herein by reference.

(3)              Previously filed as Exhibit 3.4 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-204073), filed with the Commission on June 1, 2015 and incorporated herein by reference.

(4)              Previously filed as Appendix A to the Registrant’s definitive proxy statement, filed with the Commission on July 21, 2017 and incorporated herein by reference.

(5)              Previously filed as Exhibit 10.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-204073), filed with the Commission on May 22, 2015 and incorporated herein by reference.

(6)              Previously filed as Exhibit 10.3 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-204073), filed with the Commission on May 22, 2015 and incorporated herein by reference.